Exhibit 4.13

Summary of Economic Terms

Lender: Bank Leumi Le Israel

	Credit Line	Long Term
Principal	13,500,000	4,200,000
Loan currency	NIS	NIS
Term	revolving	ends October 16, 2010
Interest payment	monthly	monthly
Principal payment	revolving	monthly
Interest rate	Fixed 4.85%/P+2.5%	P+2.1%

Form of Request to Allocate a Credit in Israeli Currency (unlinked)

To:	Bank Leumi le-Israel B.M.
_________________ Branch	Date: _________________

Re: Request to allocate Credit in Israeli Currency (Unlinked)

1.	Advance and amount of the Credit

Please allocate to us a credit, /we confirm receipt of a credit* in the sum of NIS ______ (hereinafter: “the Credit”) in our account number ___________ maintained with yourselves (hereinafter: “the Credit Account”) and, if no such account as above presently exists with yourselves, please open for us an account in our name and allocate the Credit therein. The General Conditions for Opening an Account for Receiving Credits signed by us in your favor (hereinafter: “the Terms of Operation”), in addition to the additional conditions hereinafter contained, will apply to the Credit Account and to the Credit. Please credit our Account with yourselves, Account No. __________ (the “the Master Account”) with the amount of the Credit.

2.	Term of the Credit

The Credit will be for a term of ___________ (the “Term of the Credit”). The date of advancing the Credit will be ____________ (the “Date of Allocation of Credit”).

3.	Interest

(a)
The unpaid balance of the Credit will bear interest based upon the Bank’s preference, on the daily balance or will bear interest on a different period, as will be customary in the Bank, commencing from the date the Credit is advanced until the full and actual payment thereof to the Bank. The interest will be calculated according to the number of days which have actually elapsed divided by 365 or 366, depending on the number of years in that relevant period.

(b)	Fixed interest

If this request, is a request to allocate credit with a fixed interest, then the rate of interest on the unpaid balance of the Credit will be _____% a (the “Interest Rate)” and the adjusted interest will be _________% (the “Adjusted Interest”). Notwithstanding the mentioned in section 3(a), if it is agreed that the repayment shall be made in the Spitzer method, the interest shall be calculated, from the date the credit is advanced until the full and actual payment thereof to the Bank based upon 360 days in a year and 30 days in a month.

(c)	Variable interest

1.
If this request, is a request to allocate credit with a variable interest, then the rate of interest mentioned in paragraph (a) above will be an interest rate in an amount that is higher/lower than ______ % (the “Interest Spread”) which is higher/lower than ______% above the prime rate of interest as defined below.

For the purposes hereof “the prime rate of interest” means interest at the basic rate customary in the Bank from time to time in overdraft accounts in Israeli currency.

2.
We have taken note that a change in the prime rate of interest in the Bank will lead to a change in the interest on the Credit, by a percentage identical to such change in the basic interest, or at the Bank’s option, by the same ratio whereby the basic rate of interest has been changed against the basic rate as it existed prior to such change. In the event of repayment (credit with variable interest) using the Spitzer method, then the interest shall be calculated as detailed in Section 3(a) and if any change occurs in the prime rate of interest on a day not being an interest payment day, the new interest rate will apply as from the immediately succeeding interest payment date following the date of the change, or on the date of the change of interest, at the option of the Bank.

3.
We are aware that the interest of _________% (the “Initial Interest Rate”) shall be the interest that shall commence on the date of grant of the Credit until the change of the prime rate of the interest, as aforementioned.

4.
For the avoidance of doubt, it is hereby stated that the Bank will be entitled, from time to time, to change the interest rate as aforesaid even with respect to amounts of the Credit which have already been allocated to us in the Credit Account.

4.	Repayment of Principal and Interest

(a)
We hereby undertake to repay the Bank the principal of the Credit together with the interest thereon in______ consecutive equal monthly installments in the sum of approximately _________________ each, on each ______ of every calendar month, commencing on _______________ and terminating on ____________(the “Repayment of Principal”).

(b)
We hereby commit to repay the interest of the unpaid balance of Credit in _________ consecutive installments in the sum of approximately _________________ each, on each ______ of every calendar month, commencing on _______________ and terminating on ___________(the “Repayment of Interest”).

In case that the Interest shall be repaid in one installment, the Interest shall be added to the principal and shall compound interest from commencing on _______________ and terminating on _______ (the “Accumulation Period”), from the date of allocation of the Credit.

(c)
If the credit shall be paid under the Spitzer method, then instead of the detailed in sections (a) and (b) above, we hereby commit to the Bank to repay the Bank, the principal together with the interest with respect to the unpaid balance of the Credit in equal monthly sequential installments, in ______ consecutive equal monthly installments in the sum of approximately _________________ each, on each ______ of every calendar month, commencing on _______________ and terminating on ____________(the “Repayment using Spitzer Method (Principal and Interest)”). Notwithstanding the stated in this section, the monthly payments may be unequal due to the calculation method, based upon the number of days as detailed in section 3(a).

(d)
We are aware that the total repayment schedule which includes the exact amount of each payment will be provided to us soon after the allocation of the Credit and we that the amount that shall bind us is the one set forth the in the repayment schedule or if amended, as detailed in the amended repayment schedule.

In the event of a change in the interest rates as provided by paragraph 3(c) above, the amount of the unpaid balance of the Credit will be adjusted and the amounts of the installments changed accordingly so that the amounts of the installments will be equal from the date of the change until the next succeeding date of change. An amended repayment schedule will be given to us promptly after the date of the change.

5.	Mode of repaying the Credit

On the date of payment of each amount on account of the principal of the Credit, principal, interest or other charges, please debit our Master Account as mentioned above for the purpose of discharging such amounts.

If the credit balance in the Master Account shall be insufficient to cover the amount, in whole or in part, please grant us a credit in the amount required to discharge such sum, either through the Master Account or through any other account, thereby debiting the Master Account or such other account.

We are aware and agree that if, at the time the Master Account or the other account is debited with the credit as aforesaid, the balance in such account will be a debit balance or become overdrawn as a result of such debiting, the credit will bear interest at the Customary Rate at such time according to the Terms of Operation of such account. We are aware that if the credit advanced to us as above exceeds the Credit facility previously authorized, then such credit will bear Interest at the Maximum Rate according to the Terms of Operation of such account.

We are aware that the interest that shall be debited to us in the Master Account or any other account, might be higher than one or more of the options as to Interest specified in the Terms of Operation. If it transpires, either before or after such debiting, that the state of the Account does not or did not enable a debit in such amount to be effected, and you decide that you do not wish for any reason to advance us a credit, or any legal impediment will exist to the debiting of the Account, you will be entitled to debit a special account to be opened in our name with such amount, and such special account will bear interest as provided by Clause 5 or Clause 13.5, titled “Deficiency Interest” of the Terms of Operation.

6.
We shall not be entitled to repay the Credit (principal and interest) before the agreed upon Repayment Date, except if we have a legal right to do so, that may not be conditioned, or that the Bank agrees to do so in advance, in writing. The Bank shall be entitled to condition any such early repayment, with certain terms, including an early repayment commission, in the maximum amount legally allowed. It is hereby agreed that section 13(b) to the Israeli Pledge Law 1967, and any section that shall replace it, shall not apply to the early repayment of credit.

7.	We approve that we have received a copy of this document.

Customers' signatures: ____________________ ____________________

Form of Request to Allocate a Credit Framework in Debitory Account (unlinked)

Bank Leumi le-Israel B.M.
Branch_____________________________________	Account No_____________
Date:______________

Request to Allocate a Credit Framework In Israeli Currency Account No _________
(hereinafter referred to as “the Account”)

1.	The Request

We hereby request from Bank Leumi le-Israel B.M. (the “Bank”) the allocation of a credit framework in account no. _______ ( the “Credit Framework”) in an amount of _______ (the “Credit Framework Amount”) in accordance with the detailed in this Request and in the terms and conditions for operation of the Account, as modified or as will be modified in the future (the “Terms and Conditions of Operation”).

2.	Term of the Credit

2.1
The date of advancing the Credit will be _______________ (“Date of Credit Advancement”). If the Date of the Credit Advancement will not be stated, the date shall be the date stated on the Bank notice regarding the advancement of the Credit. The end of the term of the Credit shall be __________________ (the “Credit Expiration Date”).

2.2
We request that at each Credit Expiration Date, the Credit Framework shall be renewed for an additional year (or another time period), at the terms that shall be in force at such renewal date, including without limitation with respect to the interest rate, rate of Allocation of Credit Commission and additional commissions, which shall be in force at the renewal date. Each renewal of the Credit Framework shall be subject to the receipt from the Bank, at least 10 days prior to the end of the existing term of the Credit, a written notice stating the Bank’s approval for such renewal, which shall include the new terms of the Credit framework.

For the avoidance of doubt, it is hereby clarified that nothing in this Request derogates the Bank’s right to not renew the Credit Framework in whole or in part, or to renew it for a period of less than a year and/or to decrease or annul, at any time, any Credit Framework, as described in the Terms and Conditions of Operation.

3.	Interest

We have noted that subject to the Terms and Conditions of Operation and for so long as you do not notify us otherwise-

3.1	Interest Rate for Debit Balances in the Credit Framework

The rate of interest on debit balances in the Credit Framework will be a changing rate, equal to the interest at the basic rate customary in the Bank from time to time in overdraft accounts in Israeli currency (the “Prime Rate”), as shall be from time to time, with a margin of ________________ (the “Interest Rate for Debit Balances in the Credit Framework”).

3.2	Maximum Interest Rate on Debit Balances

The maximum interest rate of debit balances shall be a changing rate, based upon the highest interest rate ____________ (the “Interest Rate for Debit Balances”), in addition to the interest rate of _________ (the “Maximum Interest Rate for Debit Balances”).

3.3	Term of Interest Calculation and Repayment Dates

3.3.1.
The interest mentioned in paragraphs 3.1 and 3.2 above shall be computed based upon the number of days that there was been a debit balance in the Account; and it will be paid by us or will be credited as debt in our Account, on the last business day of March, June, September and December each year.

4.	Credit Allocation Commission

The credit allocation commission in respect of the Credit Framework, for each quarter, will be in the amount of or at the rate of ______% (the “Quarterly Credit Allocation Commission”) and will be paid by us or it shall be credited to the Account in advance at the time of the determination or increase of any Credit Framework and thereafter it will be paid by us or it shall be credited to the Account on the first business day of every January, April, July and October each year .

In cases that the Credit Allocation Commission shall be stated in percentages, the calculation of the commission shall be made by multiplication of the amount of the of the Credit Framework by the stated percentage and the number of days until the end of the term or the end of the quarter (the earlier of the two), divided by the number of days in the quarter.

Notwithstanding the above, the Bank may determine a minimum or maximum Credit Allocation Commission.

5.	Unilateral Credit Framework

5.1
We agree that the Bank may, but will not be obliged, at its sole discretion, to provide us with a unilateral credit framework, in the Account, with out our request. If the bank provides us with such unilateral credit framework, it shall not be interpreted as the Bank’s agreement, to repeat this in the future or to renew all or part of the unilateral credit framework it has provided.

In any case that the Bank shall provide us with a unilateral credit framework, it shall be deemed part of the Credit Framework and the terms of this document and the Terms and Conditions of Operation shall apply.

5.2
The debit balances in the unilateral credit framework, if the Bank shall agree to it, shall bear a changing interest rate equal to the Maximum Interest Rate for Debit Balances, in the highest rate stated under the most recent agreed upon Credit scale.

5.3	The time period of the unilateral credit framework may be different than the one set for the Credit Framework herein.

5.4	The unilateral credit framework shall not bear a Credit Allocation Commission.

5.5	The Bank will provide us a notice with respect to the unilateral credit framework, close to the time of its bestowal.

6.	Amendments

6.1
We are aware that the Bank may, from time to time, amend the interest rates mentioned herein or any component of them (including the margin rate or the Maximum Interest Rate for Debit Balances), the Credit Allocation Commission rate (including the minimum and maximum rates), the term of Credit and their way of calculation.

Notwithstanding the abovementioned, as the interest in based upon the Prime Rate, any change in the Prime Rate shall cause a similar change in the interest. All such changes shall also be applicable to the unilateral credit framework mentioned in paragraph 5, if such credit framework shall be provided.

6.2	Such amendment shall apply to all debit balances existing at the time of the amendment and to all debit balances existing thereafter.

6.3	The notice with respect to any amendment shall be provided as required under applicable law.

6.4
Notwithstanding the aforementioned, we are aware that there may be a change in a certain component of the interest before the Bank provides the Credit Framework, and in such case the interest rate shall apply to the debit balances shall be at the new rate at that time and not in the rates detailed herein, that is given only for information purposes.

7.	We confirm that we received a copy of this document.

Customers’ signature ______________

Bank Leumi – BOS-ODEM Credit Line Agreement

[Translated from Hebrew]

Date: February 7, 2010

To

BOS-ODEM Ltd. (hereinafter the "Company")

Dear Sir or Madam,

As per your request, we hereby inform you, that we Bank Leumi Le-Israel Ltd. (hereinafter - the "Bank"), are prepared in principle to place at your disposal credit up to a total sum that will not exceed 23,850,000 (twenty-three million eight hundred and fifty thousand N.I.S. only) (hereinafter - the "Credit Framework" or the "Credit") and all subject to all the conditions detailed in this document below:

1.	The Credit Framework

1.1.	The Credit Framework will be extended according to the following breakdown:

1.1.1.
Short-Term Credits in a total amount that will not exceed N.I.S. 9,800,000 (nine million eight hundred thousand N.I.S. only), whose payment date shall occur no later than 31/12/10. "Short Term Credits" means credits whose repayment date will be no later than 12 months from the time of their provision.

1.1.2.
Long-term credits in a total amount that will not exceed N.I.S. 8,000,000 (eight million N.I.S. only) that were placed at the disposal of the Company prior to the date of this document according to the following details: loan number 400300399 671-10-120800-08 in the amount of N.I.S. 4,000,000 on 25/06/08. Loan number 903500016 671-20-120800/08 in the amount of $1,000,000 on 25/06/08. After each one of the aforementioned loans is repaid, the Bank will be prepared to enlarge the Short-Term Credits framework as detailed in paragraph 1.1.1 above in an amount equal to the amount of the loan that was paid.

1.1.3.
Long-term credits in a total amount that will not exceed N.I.S. 550,000 (five hundred and fifty thousand N.I.S. only) that were placed at the Company's disposal before the date of this document in accordance with that detailed hereinafter: loan number 302000015 671-10-120800/08 in the amount of N.I.S. 6,000,000 on 28/03/07.

1.1.4.
Additional long-term credits in conjunction with the agreement of 29/1/2008 between the Company and Dimex Systems (1998) Ltd. with reference to the Asset Purchase Agreement of the assets of Dimex Systems (1998) Ltd. (hereinafter the "Agreement") in a total amount that will not exceed N.I.S. 4,000,000 (four million N.I.S. only) that were placed to the disposal of the Company before the date of this document according to the detailing as follows: as part of the loan number 406500018 671-10-120800/08 on 16/04/09.

1.1.5.
Additional long-term credits in a total amount that will not exceed N.I.S. 200,000 (two hundred thousand N.I.S.) that were placed to the disposal of the Company before the date of this document according to the detailing as follows: as part of the loan number 406500018 671-10-120800/08 on 16/04/09.

1.1.6.
Credit framework for the purpose of issuing bank obligations on behalf of the customers, such as issuing bank guarantees etc., in a total aggregate amount that will not exceed 300,000 (three hundred thousand N.I.S. only) whose final payment date will occur no later than 31/12/2010 and provided that the last day for utilizing the credit on account of the aforementioned credit framework shall occur no later than 31/12/10.

Any amount that will not be exploited on account of this credit framework can be exploited as Short-Term Credit according to the conditions detailed in paragraph 1.1.1 above.

1.1.7.
Framework for Future Transactions in a total amount that will not exceed N.I.S. 1,000,000 (one million N.I.S. only). "Framework for Future Transactions" means: the framework of the requirement for securities portraying the maximal exposure for making future deals (options, spot and forward) which expire no later then 30.8.10.

1.2.
The currency of the Credit and the other conditions of the Credit including the interest rate for each part and the commissions attached to it, will be as agreed upon in writing between the Bank and yourselves before the Credit is provided and if it will not be agreed upon as is accepted practice in the Bank regarding credit of that category, at the time that it is provided.

1.3.
Let it be clear that the Credit Framework includes also credits of any category whatsoever that the Bank will extend to you in practice in any account whatsoever prior to the signing of this document and/or any credit framework agreed upon between the Bank and yourselves prior to the signing of this document.

1.4.	Any credit from the frameworks detailed in paragraphs 1.1.3 1.1.4, and 1.1.5 that was utilized and repaid prior to the final date for its utilization will not be provided anew.

2.	Securities

2.1.
Let it be clear that in order to guarantee the full and the punctilious repayment of all your debts and obligations all the securities and guarantees of every type and category that were provided and/or will be provided the Bank by you and/or by any third party whatsoever will be at the Bank's disposal, including and without detracting from the generality of the aforesaid, the following securities and guarantees:

2.1.1.
Promissory notes, unlimited in amount, pledge documents under which a fixed lien will be imposed on your non-released stock capital and goodwill as well as a floating Lien on all the assets and rights of any category whatsoever, that you possess and will possess in the future;

2.1.2.
Promissory notes, unlimited in amount, pledge documents under which a fixed lien will be imposed on the non-released stock capital and goodwill as well as a floating lien on all the assets and rights of any category whatsoever, of B.O.S. Better Online Solutions Ltd. as well as a floating lien on all assets and rights of any type or category whatsoever that B.O.S. Better Online Solutions Ltd. possesses or will possess in the future;

2.1.3.	Promissory notes, unlimited in amount and pledge documents via which B.O.S. Better Online Solutions Ltd. will mortgage its securities in BOS-ODEM Ltd. and all the rights on their behalf.

2.1.4.
At all times there will be on deposit at your account at Leumi Bank Israel Ltd. and mortgaged on behalf of the Bank in a first ranking fixed lien, without any limit to the amount, checks and notes of customers that are accepted by the Bank and that would award the Bank the right of someone who lawfully holds them, whose total amount deposited in your account in the Israel Leumi Bank Ltd. will not fall below the amount of 1,875,000 N.I.S. (one million eight hundred and seventy five thousand N.I.S. only) (hereinafter the "Mortgaged Notes").

2.1.5.
A fixed lien of the first degree and the endorsement of rights via mortgaging all their rights, including the right to receive monies, according to the agreement with Beterton Development and Properties Ltd. on 21/10/97 with regards to bloc 3939 plot 21 in the Rishon Lezion Industrial Zone; additionally, we will be provided with an irrevocable directives document to the second party in the aforesaid agreement, in a wording acceptable to the Bank, to the effect inter alia that any amount that is due to you from the aforesaid second party, will be paid solely to the credit of your account at the Bank.

2.1.6.
A promissory note of the first level, regarding all the monies in account number 120800/08 that is being managed by BOS-ODEM Ltd. in branch 671 and all rights to and pertaining to the aforesaid account.

2.1.7.	A standing guarantee unlimited in amount to secure all your debts and the fulfillment of your obligations towards the Bank signed by B.O.S. Better Online Solutions Ltd.

2.1.8.	A standing guarantee unlimited in amount to secure all your debts and the fulfillment of your obligations to the Bank signed by the Dimex Solutions Ltd.

2.1.9.	A standing guarantee unlimited in amount to secure all your debts and the fulfillment of your obligations to the Bank signed by the Dimex Hagalil Projects (2008) Ltd.

2.2.
All the aforementioned assets and rights whose pledge/mortgage and/or endorsement to the Bank are required under this document will be pledged/mortgaged/endorsed over when they are free of any lien, attachment or any other third-party right whatsoever.

3.	Additional Conditions for the Extension of Credits:

In addition to the aforesaid, the extension of the Credits all or partial and their continued management will be contingent on the observance of all the following additional conditions:

3.1.
Immediately upon our demand all the documents and authorizations that will be necessary according to our discretion, will be signed and provided in the wording that we find acceptable for the provision of the Credits and the creation of the guarantees and the obligations detailed above.

3.2.
No event whatsoever will take place allowing the Bank, on the basis of any document that was signed and/or will be signed by you, including and without detracting from the generality of the aforesaid above under the directives of the general conditions for providing a credit in foreign currency and in Israeli currency agreement - as is the Bank's practice - to call for the immediate payment of your debts and obligations to the Bank all or partially, and this irrespective of whether the existence or nonexistence of the aforementioned event is dependent upon you or not.

3.3.
No change in the Bank's opinion will occur that will prevent, prohibit or limit the options of the Bank to place the Credits, including a change in the local or international capital markets, or a change that derives from a demand, directive or request that was made or referred by the Bank of Israel or by a another competent authority, irrespective of whether the aforementioned directive, demand or request will derive from a change in the law or whether it derives from an agreement that was made will be made periodically between the Bank and the Bank of Israel or another competent authority and no legal impediment whatsoever will be created in the Bank's opinion to extending the Credit, all or partially according to any Legal Directive.

In this document "Legal Directive" means - any directive of law or legislation as well as the directives of the Bank of Israel and any other competent authority, whether it has legal powers were not, and including agreements between the Bank of Israel and another competent authority as aforesaid.

3.4.
For removal of doubt let it be clear that the continued management of the Credit is subordinate to all the Bank's rights and subject to all your obligations under all the documents that were signed and will be signed by you and/or under any law and there is nothing in this document to detract, in any manner whatsoever from the rights of the Bank and/or your obligations under any other document that will be signed by you to the Bank.

4.	Commissions

4.1.
Our offer to extend the Credit Framework under this letter will enter into effect if by 28/02/2010 inclusive, you will confirm with your signature at the bottom of this letter your agreement to all the conditions detailed above, and you will provide us with a copy of this letter as confirmed by you. And you will pay us a commission in the total amount of N.I.S 20,000 for the breach of financial yardsticks as you obligated in 2009.

4.2.
During the entire period where the Credit Framework will be in effect you will pay us a commission for non-utilization at a rate of 0.7% per annum which will be calculated on the balance of the non-exploited Credit Framework. The examination of the total non-utilized Credit Framework will be performed on a daily basis and the payment of a commission will be done retroactively at the end of each calendar quarter.

5.
Your rights under this document are not subject to transfer or endorsement in any form whatsoever to any third party whatsoever. The presentation of this letter of ours or any part of it before any other party shall be done only after the receipt of prior written consent from us.

Respectfully yours,

Bank Leumi Le-Israel Ltd.

Bank Leumi – BOS-DIMEX Credit Line Agreement

[Translated from Hebrew]

 Date: February 7, 2010

To

BOS-DIMEX Ltd. (hereinafter the "Company")

Dear Sir or Madam.,

As per your request, we hereby inform you, that we, Bank Leumi Le-Israel Ltd. (hereinafter -  the "Bank"), are prepared in principle to place at your disposal credit in N.I.S. up to a total sum that will not exceed 13,500,000 N.I.S. (thirteen million five hundred thousand N.I.S.) (hereinafter - the Credit framework" or the "Credit") and all subject to the terms detailed in this document below:

1.	The Credit Framework

1.1.	the Credit Framework will be extended according to the following breakdown:

1.1.1.
Short-Term Credits in a total amount that will not exceed 13,200,000 N.I.S. (thirteen million two hundred thousand N.I.S. only), whose final repayment date shall occur no later than 31/12/10. "Short-Term Credits" means - credits whose final payment date will occur no later than 12 months from the date of their provision.

1.1.2.
A credit framework for the purpose of issuing bank obligations on behalf of the customers, such as issuing bank guarantees etc., in a total aggregate amount that will not exceed 300,000 (three hundred thousand N.I.S. only), provided that the last day for utilizing the credit on account of the aforementioned credit framework shall occur no later than 31/12/10.

Any amount that will not be exploited on account of this credit framework can be exploited as Short-Term Credit according to the conditions detailed in paragraph 1.1.1 above.

1.2.
The currency of the Credit and the other conditions of the Credit including the interest rate for each part and the commission attached to it, will be as agreed upon in writing between the Bank and yourselves before it is provided, and if it will not be agreed it will be as is accepted practice in the Bank regarding credit of that category, at the time that it is provided.

1.3.
Let it be clear that the Credit Framework includes also credits of any category whatsoever that the Bank actually extended to you in any account whatsoever prior to the signing of this document and/or any credit framework agreed upon between the Bank and yourselves prior to the signing of this document.

2.	Securities

2.1.
Let it be clear that in order to guarantee the full and the punctilious repayment of all your debts and obligations all the securities and guarantees of every type and category that were provided and/or will be provided to the Bank by you and/or by any third party whatsoever will be at the Bank's disposal, including and without detracting from the generality of the aforesaid, the following securities and guarantees:

2.1.1.
Promissory notes, unlimited in amount, pledge documents under which a fixed lien will be imposed on your non-released stock capital and goodwill as well as a floating lien on all the assets and rights of any category whatsoever, that you possess and will possess in the future;

2.1.2.
Promissory notes, unlimited in amount, pledge documents under which a fixed lien will be imposed on the non-released stock capital and goodwill as well as a floating lien on all the assets and rights of any category whatsoever, of B.O.S Better Online Solutions Ltd. as well as a floating lien on all assets and rights of any type or category whatsoever that B.O.S. Better Online Solutions Ltd. possesses or will possess in the future;

2.1.3.	Promissory notes, unlimited in amount, and pledge documents via which B.O.S Better Online Solutions Ltd. will mortgage its securities in Dimex Solutions Ltd. and all the rights on their behalf.

2.1.4.
At all times there will be on deposit at your account at Leumi Bank Israel Ltd. and mortgaged on behalf of the Bank in a first ranking fixed lien, without any limit to the amount, checks and notes of customers that are accepted by the Bank and that would award the Bank the right of someone who lawfully holds them, whose total amount deposited will not fall below the amount of 1,000,000 N.I.S. (one million N.I.S. only) (hereinafter: the "Mortgaged Notes")

2.1.5.	A standing guarantee unlimited in amount to secure all your debts and the fulfillment of your obligations towards the Bank signed by B.O.S. Better Online Solutions Ltd.

2.1.6.	A standing guarantee unlimited in amount to secure all your debts and the fulfillment of your obligations to the Bank signed by Dimex Hagalil Projects (2008) Ltd.

2.1.7.	A standing guarantee unlimited in amount to guarantee your debts and the fulfillment of your obligations to the Bank signed by Odem Electronic Technologies 1992 Ltd.

2.2.
All the aforementioned assets and rights whose pledge/mortgage and/or endorsement to the Bank are required according to this document will be pledged/mortgaged/endorsed when they are free of any lien, attachment or any other third-party right whatsoever.

3.	Additional Conditions for the Extension of Credit:

In addition to the aforesaid, the extension of the Credits all or partial and their continued management will be contingent on the observance of all the following additional conditions:

3.1.
Immediately upon our demand all the documents and authorizations that will be necessary according to our discretion, will be signed and provided in the wording that we find acceptable for the provision of the Credits and the creation of the guarantees and the obligations detailed above.

3.2.
No event whatsoever will take place allowing the Bank, on the basis of any document that was signed and/or will be signed by you, including and without detracting from the generality of the aforesaid above under the directives of the General Conditions for Providing Credit In Foreign Currency and in Israeli Currency Agreement - as is the Bank's practice - to call for the immediate payment of your debts and obligations to the Bank, fully or partially, and this irrespective of whether the existence or nonexistence of the aforementioned event is dependent upon you or not.

3.3.
No change in the Bank's opinion will occur, that will prevent, prohibit or limit the options of the Bank to place the credits, including a change in the local or international capital markets, or a change that derives from a demand, directive or request that was made or referred by the Bank of Israel or by a another competent authority, irrespective of whether the aforementioned directive, demand or request will derive from a change in the law or whether it derives from an agreement that was made will be made periodically between the Bank and the Bank of Israel or another competent authority and no legal impediment whatsoever will be created in the Bank's opinion to extending the credit, all or partially according to any Legal Directive.

In this document "Legal Directive" means - any directive of law or legislation as well as the directives of the Bank of Israel and any other competent authority, whether it has legal powers were not, and including agreements between the Bank of Israel and another competent authority as aforesaid.

3.4.
For removal of doubt let it be clear that continued management of the credit is subordinate to all the Bank's rights and subject to all your obligations under all the documents that were signed and will be signed by you and/or or under any law and there is nothing in this document to detract, in any manner whatsoever from the rights of the Bank and/or your obligations under any other document that will be signed by you to the Bank.

4.	Commissions

4.1.
Our offer to extend the Credit Framework under this letter will enter into effect if by 28/02/2010 inclusive, you will confirm with your signature at the bottom of this letter your agreement to all the conditions detailed above, and you will provide us with a copy of this letter as confirmed by you.

4.2.
During the entire period where the Credit Framework will be in effect you will pay us a commission for non-utilization at a rate of 0.7% per annum which will be calculated on the balance of the non-exploited Credit Framework. The examination of the total non-utilized Credit Framework will be performed on a daily basis and the payment of a commission for it will be made retroactively at the end of each calendar quarter.

5.
Your rights under this document are not subject to transfer or endorsement in any form whatsoever to any third party whatsoever. The presentation of this letter of ours or any part of it before any other party shall be done only after the receipt of prior written consent from us.

Respectfully yours,

Bank Leumi Le-Israel Ltd.

EBIDTA Covenants Letter

[Translated from Hebrew]

Date:  February 7, 2010

To

Bank Leumi Le-Israel Ltd.

Whereas as one of the conditions for providing credits, banking services and the receipt of various obligations and guarantees from us the undersigned BOS-ODEM Ltd. and/or BOS-DIMEX Ltd. and/or B.O.S. Better Online Solutions Ltd. (hereinafter together and separately the "Companies") you demanded that we should sign for you on this letter and we have assented to this;

We therefore hereby declare and obligate ourselves as follows:

1.	Efficiency Relations/Operational Relations

We agree that the granting of credits and the provision of banking services to the Companies and/or upon their guarantee and their continued management will be on condition that the ratio of the Companies' Debt Service according to the consolidated financial statements of B.O.S. Better Online Solutions Ltd. only (while neutralizing BOS SUPPLY CHAIN SOLUTIONS (LYNK) INC.) - shall not fall below 1.

In this Section the following meanings shall be attached to the terms below:

"Debt Service Ratio" means that quotient obtained by dividing the operating profit for debt service by the amount of Debt Service.

"The Operating Profit for Debt Service" (EBITDA) means the cumulative total of operating profit from ongoing activity, according to the financial statements for recent year, prior to financing expenditures (interest, linkage differentials, rate of exchange and currency differentials and commissions) and taxes with the addition of depreciation and amortization expenses that were entered in the same period.

(2) With regards to financial statements drawn up under IFRS and US GAAP standards the definition for EBITDA will change and its calculation will not include the clauses detailed below:

a.	Profits/losses from the reevaluation of real estate for investment.

b.	Profits/losses deriving from changes in actuarial assumptions that were employed for the purpose of estimating worker benefits.

c.	Capital profits/losses.

d.	Income/expenditure for the reevaluation of warrants where the exercise price is linked/ the conversion component of convertible bonds whose exercise price is linked.

"Debt Service" means the cumulative total according to the recent annual financial statements of financing expenses with the addition of payment of current maturities for long-term loans that the companies were to have paid in the course of the calendar year to which the report refers to (the abovementioned four calendar quarters).

Finance Expenses: finance expenses as they appear in the Financial Statements excluding finance expenses due to convertible notes in the books of B.O.S. Better Online Solutions Ltd.

"Financial Statements" means - profit loss statements on a consolidated basis of B.O.S. Better Online Solutions Ltd. alone (neutralizing BOS SUPPLY CHAIN SOLUTIONS (LYNK) INC) prepared according to generally accepted accountancy principles US GAAP for periods of six months ending on June 30, 2010 and for the year ending on December 31, 2010.

(Below - jointly and severally - the "Companies") you have asked that we execute this document and we have agreed to do so;

The financial yardsticks that were determined in Section 1 above (hereinafter the "Yardsticks") are based on accountancy standards, rules of accountancy, and accountancy estimates and policy (hereinafter - "Accountancy Treatment") as implemented in the recent Financial Statements accurate to the date of this document (hereinafter - the "Recent Statements").

Accountancy Treatment that differs from the one on whose basis the Recent Statements were prepared including, but not only, as a result of the implementation of the international accountancy standardization (IFRS - International Financial Reporting Standards) or US GAAP, new accountancy standards/others/whatsoever in Israel or abroad, changes in estimates and/or a change in accountancy policy (all the aforesaid will be called below together and separately, - "New Accountancy Treatment") can result in changes that will have repercussions on the Yardsticks.

Therefore, the Companies agree as follows:

At any time that the bank should believe, upon its sole discretion, that changes were caused and/or are about to be caused in the Companies' Financial Statements, due to New Accountancy Treatment, it will be entitled, after consultation with the Companies but without requiring their consent, to inform the companies what are the amendments it requires in the Yardsticks (hereinafter - the "Amended Yardsticks") in order to adjust them to the aforesaid changes, and this with a view to amending them to suit the original economic purpose based on which the Yardsticks were determined.

If the bank informed the company what are the Amended Yardsticks - they shall bind the company commencing with the date that the bank gave notification and they will view this document as if it incorporates the Amended Yardsticks, beginning with the date that the bank gave notice.

2.	An Obligation to Provide Financial Reports

We obligate ourselves to provide you no later than the date of 31.3 of each year the annual consolidated financial statements as per their aforesaid definition; audited by an external certified accountant and referring to 31.12 of the previous year.

Likewise we obligate ourselves to provide you no later than 60 days from the end of every quarter, quarterly financial statements as per their aforesaid definition signed by the CEO and CFO of the Company.

3.	An Obligation to Provide Additional Reports

We obligate ourselves to provide you a copy of any authorization, notification report or any other document that we must turn over to the Registrar of Companies and/or to the Israel Securities Authority under any law, and this concomitantly with its provision to the Registrar of Companies and/or to the Securities Authority as aforesaid.

4.	The Validity of These Obligations

Our aforesaid obligations will be in force as long as any amounts are due or will be due to you from us on account of loans, credits and/or other banking services, that you provided or will provide us in the future, and/or as long as the various obligations and guarantees of the Company towards you or in your favor will remain in effect.

In any case where we have failed to meet the Financial Yardsticks, all or some of them, or if we should violate any of our other obligations detailed in this aforementioned letter, all or some of them, then - in addition to any other relief that you will be entitled to by any law or as a result of any other obligation towards you that are included or that will be included in any document whatsoever - you will be entitled to call for the immediate payment of all or part of our debts and obligations towards you, and collect them from us with the addition of any amount that in the bank's opinion will suffice to cover the losses and/or the expenses that the bank will incur due to the aforesaid call for immediate payment.

Let it be clear that if the bank did not initiate proceedings due to the violation of a previous obligation or a failure to meet one or more of the obligations towards the bank, whether that obligation is included in this letter or is included or will be included in any other document, this will not be considered an abandonment or a waiver by the bank of its rights and/or as a justification or an excuse for the continued existence of the violation and/or the existence of any other violation or to further nonobservance of any condition or any obligation on our part as aforesaid.

To avoid any doubt there is nothing in the aforesaid to detract from our obligations to you on the basis of any document whatsoever and/or any law, and there is nothing to detract from any grounds for demanding immediate payment that is available and/or will be available to you under any document whatsoever and/or any law.

Respectfully yours,

_____________
BOS-ODEM Ltd.

_____________
BOS-DIMEX Ltd.

_____________
B.O.S. Better Online Solutions Ltd.

Tangible Equity Capital Covenants Letter

[Translated from Hebrew]

Date: February 7, 2010
To
Bank Leumi Le-Israel

Whereas you have placed and/or will place, as you should deem proper, loans, credits and/or other banking services at the disposal of BOS-ODEM Ltd. (hereinafter the "Company"), under terms and in amounts as agreed upon or will be agreed upon periodically between us;

And whereas you have received and/or will receive various obligations and guarantees to you or on your behalf from us;

And whereas as one of the conditions for the granting of the loans, the credits and/or the aforementioned banking services and the receipt of the various obligations and guarantees, you have demanded that we should sign on this document for you and we have assented to this;

We therefore hereby declare and obligate ourselves as follows:

1.	An Obligation to Preserve Tangible Equity Capital

We obligate in 2010 to accrue a Tangible Equity Capital of the Company of at least $100,000, in addition to the existing Tangible Equity Capital as published in the consolidated financial statements for 2009. This based on the data appearing in the annual and financial statements of the Company on a consolidated basis for 2009.

"Tangible Equity Capital" means - equity capital as presented in the financial statements, including, paid-up stock capital, non-distributed surpluses, funds, with the addition of the balance of the amounts of the shareholders' loan funds regarding which documents of subordination were signed towards the bank, by the company and shareholders and while deducting non-tangible assets such as: goodwill, patents, trademarks, brand names, copyrights etc. and deducting those liable to the Company who are interested parties and/or subsidiaries and/or companies related to the Company (as the aforementioned terms are defined in the Securities Law, 5728-1968) as well as deducting guarantees that were given by the Company to secure the debts of interested parties and/or subsidiaries and/or companies related to the Company.

With regards to financial statements drawn up according to IFRS or US GAAP standards the definition of equity capital will change in accordance with what is detailed below:

a.	Minority rights that appear in the framework of equity capital (with regards to consolidated statements) will not be included in the framework of equity capital.

b.	Equity capital will also include the exchange component for option warrants when the exercise money for them is linked (they will appear in the framework of liabilities).

c.
Equity capital also includes the conversion component for convertible bonds whose exercise price is linked (in the event that they should appear separately within the framework of liabilities in the balance).

d.	A revaluation fund will not be incorporated for fixed assets that were created due to the adoption of a revaluation model in the period following the formulation of the financial conditions.

The financial yardsticks that were determined in Section 1 above (hereinafter the "Yardsticks" are based on accounting standards, accounting rules, estimates and accounting policy (hereinafter - "Accountancy Treatment") as implemented in the Company's recent financial statements, accurate to the date of this document (hereinafter the - "Recent Statements").

Accountancy Treatment that differs from the one on whose basis the recent reports were prepared including, but not merely, as a result of the implementation of 'IFRS' - (International Financial Reporting Standards), US GAAP new accountancy standards/others/whatsoever in Israel or abroad, changes in estimates and/or a change in accountancy policy (all the aforesaid will be termed below together and separately, - "New Accountancy Treatment") can result in changes that will exert repercussions on the Yardsticks.

Therefore, the company agrees as follows:

At any time that the bank should believe, upon its sole discretion, that changes were caused and/or are about to be caused to the Company's financial statements, due to new Accountancy Treatment, it will be entitled, after consultation with the Company but without requiring its consent, to inform the Company what are the changes that it requires in the Yardsticks (hereinafter - the "Amended Yardsticks") in order to adjust them to the aforesaid changes, and this with a view to adjusting them to achieve the original economic purpose on which the Yardsticks were set.

If the bank informed the company what the Amended Yardsticks are - they will bind the Company beginning with the date that the bank gave notification and this document should be viewed as incorporating the Amended Yardsticks, commencing with the date that the bank gave notice.

2.	An Obligation Not to Change Control in the Company

We obligate ourselves that no change in control of the Company will occur as opposed to the situation on the day that this document was signed, save by prior written consent of the bank.

"Control" for the purpose of the aforesaid will be as the term is defined in the Securities Law 5728-1968.

3.	An Obligation not to Perform a Merger

a.
We obligate ourselves not to perform, not to obligate ourselves to perform and not to adopt any procedure whatsoever to perform a merger with another corporation/s without obtaining the bank's prior written consent. For this purpose we obligate ourselves to immediately turn over to the bank any information or documents, required by the bank, at its discretion, so it can formulate its position regarding the merger.

b.
This aforesaid obligation in this Section above applies both to a merger according to the 8th part or according to the 9th part of the Companies Law, 5759-1999 as well as with regards to any activity that will result in the purchase of the bulk of the Company's assets by a person or another corporation or any activity that as result of which Company securities are purchased thus awarding the purchaser Control of the Company or any activity that results in the Company purchasing, directly or indirectly, the bulk of the assets of another corporation or the securities of a another corporation that would award it control in that corporation.

For the purpose of this Section, the term "Control" - is as defined in the Securities Law, 5728-1968.

4.	An Obligation to Provide Financial Statements

We obligate ourselves to provide you no later than the date of 31.03 of each year the Company's financial statements, on a consolidated basis as well as that of the company alone; that comprise inter alia a balance, a profit statement, cash flow and any other report that will be required by the competent authorities, (hereinafter "Financial Statements"), audited by an external certified accountant and referring to 31.12 of the previous year.

Likewise we obligate ourselves to provide you no later than 60 days from the end of every quarter, quarterly financial statements of the Company on a consolidated basis, signed by the CEO and CFO of the Company and referring to the recently ended quarter.

5.	An Obligation to Provide Additional Reports

We obligate ourselves to provide you a copy of any authorization, notification report or any other document that we must turn over to the registrar of companies and/or to the Israel Securities Authority under any law, and this concomitantly with its provision to the registrar of companies and/or to the Securities Authority as aforesaid.

6.	An Obligation Not to Issue Bearer Securities

We obligate ourselves not to issue bearer securities, without the prior written consent of the bank.

We declare that as of the date of the signing of this document no bearer securities were issued by the company.

7.	The Validity of These Obligations

Our aforesaid obligations will remain in force as long as any amounts are due or will be due to you from us on account of loans, credits and/or other banking services that you provided and/or will provide us in the future and/or as long as the obligations and guarantees towards you or on your behalf will remain in effect.

In any event that you should inform us that one of our aforesaid obligations was violated, completely or partially, then in addition to any other relief that you will be entitled to by law or by any other of our obligations towards you that are included or will be included in any document whatsoever-then you will be entitled to call for immediate payment of all or part of our debts and obligations towards you, and collect them from us with the addition of any amount that in the bank's opinion will suffice to cover the losses and/or expenses that the bank will incur due to the aforesaid call for immediate payment.

To remove any doubt there is nothing in the aforesaid to detract from our obligations towards you on the basis of any document whatsoever and/or any law, and there is nothing in the aforesaid to detract from any grounds for demanding immediate payment that is available and/or will it be available to you under any document whatsoever and/or any law.

Respectfully yours,

BOS-ODEM Ltd.

Tangible Equity Capital Covenants Letter

[Translated from Hebrew]

Date: February 7, 2010
To
Bank Leumi Le-Israel

Whereas you have placed and/or will place, as you should deem proper, loans, credits and/or other banking services at the disposal of BOS-DIMEX Ltd. (hereinafter the "Company"), under terms and in amounts as agreed upon or will be agreed upon periodically between us;

And whereas you have received and/or will receive various obligations and guarantees to you or on your behalf from us;

And whereas as one of the conditions for the granting of the loans, the credits and/or the aforementioned banking services and the receipt of the various obligations and guarantees, you have demanded that we should sign on this document for you and we have assented to this;

We therefore hereby declare and obligate ourselves as follows:

1.	An Obligation to Preserve Tangible Equity Capital

We obligate in 2010 to accrue a Tangible Equity Capital of the Company of at least $90,000, in addition to the existing Tangible Equity Capital as published in the consolidated financial statements for 2009. This based on the data appearing in the annual and financial statements of the Company on a consolidated basis for 2009.

"Tangible Equity Capital" means - equity capital as presented in the financial statements, including, paid-up stock capital, non-distributed surpluses, funds, with the addition of the balance of the amounts of the shareholders' loan funds regarding which documents of subordination were signed towards the bank, by the company and shareholders and while deducting non-tangible assets such as: goodwill, patents, trademarks, brand names, copyrights etc. and deducting those liable to the Company who are interested parties and/or subsidiaries and/or companies related to the Company (as the aforementioned terms are defined in the Securities Law, 5728-1968) as well as deducting guarantees that were given by the Company to secure the debts of interested parties and/or subsidiaries and/or companies related to the Company.

With regards to financial statements drawn up according to IFRS or US GAAP standards the definition of equity capital will change in accordance with what is detailed below:

a.	Minority rights that appear in the framework of equity capital (with regards to consolidated statements) will not be included in the framework of equity capital.

b.	Equity capital will also include the exchange component for option warrants when the exercise money for them is linked (they will appear in the framework of liabilities).

c.
Equity capital also includes the conversion component for convertible bonds whose exercise price is linked (in the event that they should appear separately within the framework of liabilities in the balance).

d.	A revaluation fund will not be incorporated for fixed assets that were created due to the adoption of a revaluation model in the period following the formulation of the financial conditions.

The financial yardsticks that were determined in Section 1 above (hereinafter the "Yardsticks" are based on accounting standards, accounting rules, estimates and accounting policy (hereinafter - "Accountancy Treatment") as implemented in the Company's recent financial statements, accurate to the date of this document (hereinafter the - "Recent Statements").

Accountancy Treatment that differs from the one on whose basis the recent reports were prepared including, but not merely, as a result of the implementation of 'IFRS' - (International Financial Reporting Standards), US GAAP new accountancy standards/others/whatsoever in Israel or abroad, changes in estimates and/or a change in accountancy policy (all the aforesaid will be termed below together and separately, - "New Accountancy Treatment") can result in changes that will exert repercussions on the Yardsticks.

Therefore, the company agrees as follows:

At any time that the bank should believe, upon its sole discretion, that changes were caused and/or are about to be caused to the Company's financial statements, due to new Accountancy Treatment, it will be entitled, after consultation with the Company but without requiring its consent, to inform the Company what are the changes that it requires in the Yardsticks (hereinafter - the "Amended Yardsticks") in order to adjust them to the aforesaid changes, and this with a view to adjusting them to achieve the original economic purpose on which the Yardsticks were set.

If the bank informed the company what the Amended Yardsticks are - they will bind the Company beginning with the date that the bank gave notification and this document should be viewed as incorporating the Amended Yardsticks, commencing with the date that the bank gave notice.

2.	An Obligation Not to Change Control in the Company

We obligate ourselves that no change in control of the Company will occur as opposed to the situation on the day that this document was signed, save by prior written consent of the bank.

"Control" for the purpose of the aforesaid will be as the term is defined in the Securities Law 5728-1968.

3.	An Obligation not to Perform a Merger

a.
We obligate ourselves not to perform, not to obligate ourselves to perform and not to adopt any procedure whatsoever to perform a merger with another corporation/s without obtaining the bank's prior written consent. For this purpose we obligate ourselves to immediately turn over to the bank any information or documents, required by the bank, at its discretion, so it can formulate its position regarding the merger.

b.
This aforesaid obligation in this Section above applies both to a merger according to the 8th part or according to the 9th part of the Companies Law, 5759-1999 as well as with regards to any activity that will result in the purchase of the bulk of the Company's assets by a person or another corporation or any activity that as result of which Company securities are purchased thus awarding the purchaser Control of the Company or any activity that results in the Company purchasing, directly or indirectly, the bulk of the assets of another corporation or the securities of a another corporation that would award it control in that corporation.

For the purpose of this Section, the term "Control" - is as defined in the Securities Law, 5728-1968.

4.	An Obligation to Provide Financial Statements

We obligate ourselves to provide you no later than the date of 31.03 of each year the Company's financial statements, on a consolidated basis as well as that of the company alone; that comprise inter alia a balance, a profit statement, cash flow and any other report that will be required by the competent authorities, (hereinafter "Financial Statements"), audited by an external certified accountant and referring to 31.12 of the previous year.

Likewise we obligate ourselves to provide you no later than 60 days from the end of every quarter, quarterly financial statements of the Company on a consolidated basis, signed by the CEO and CFO of the Company and referring to the recently ended quarter.

5.	An Obligation to Provide Additional Reports

We obligate ourselves to provide you a copy of any authorization, notification report or any other document that we must turn over to the registrar of companies and/or to the Israel Securities Authority under any law, and this concomitantly with its provision to the registrar of companies and/or to the Securities Authority as aforesaid.

6.	An Obligation Not to Issue Bearer Securities

We obligate ourselves not to issue bearer securities, without the prior written consent of the bank.

We declare that as of the date of the signing of this document no bearer securities were issued by the company.

7.	The Validity of These Obligations

Our aforesaid obligations will remain in force as long as any amounts are due or will be due to you from us on account of loans, credits and/or other banking services that you provided and/or will provide us in the future and/or as long as the obligations and guarantees towards you or on your behalf will remain in effect.

In any event that you should inform us that one of our aforesaid obligations was violated, completely or partially, then in addition to any other relief that you will be entitled to by law or by any other of our obligations towards you that are included or will be included in any document whatsoever-then you will be entitled to call for immediate payment of all or part of our debts and obligations towards you, and collect them from us with the addition of any amount that in the bank's opinion will suffice to cover the losses and/or expenses that the bank will incur due to the aforesaid call for immediate payment.

To remove any doubt there is nothing in the aforesaid to detract from our obligations towards you on the basis of any document whatsoever and/or any law, and there is nothing in the aforesaid to detract from any grounds for demanding immediate payment that is available and/or will it be available to you under any document whatsoever and/or any law.

Respectfully yours,

BOS-DIMEX Ltd.

Form of Subordination Letters of BOS-DIMEX Ltd. and of BOS-ODEM Ltd.

[Translated from Hebrew]

"A"

Letter of Subordination and Additional Obligations for the Signature of Shareholders and Holders of Controlling Interest

                                                                                                  Date: February 7, 2010

To

Bank Leumi Le-Israel Ltd.

Whereas Bank Leumi Le-Israel Ltd. (the "Bank") has granted or agrees to allocate to ______________ (the "Company") periodically as the Bank deems fit, credits and/or other banking services in amounts and under the terms agreed upon or that will be agreed upon between the Bank and the Company;

And whereas the Bank received and/or will receive from the Company various obligations and guarantees towards the Bank or on its behalf;

And whereas as one of the conditions for providing the aforementioned credits and/or other banking services the Bank demanded that we should sign on this letter and we have assented to this;

Therefore, we the undersigned, shareholders in the Company and/or holders of controlling interest in the Company, all of us together and each one of us separately, declare and obligate ourselves towards you, on our behalf and on behalf of the companies under our and our Family Members' control, as follows:

For the purpose of the aforesaid in this Letter the following meanings will be attached to the terms below:

"Corporations Under Our Control"- any company and any other corporation under our control or under the control of any of us.

"Control", "Family Member" - as defined in the Securities Law 5728 - 1968 as will be valid from time to time.

1.
We, Corporations Under Our Control, as well as our Family Members, will not demand, will not receive, will not collect, will not expend, directly or indirectly or in any form or manner whatsoever, any amount whatsoever from or on account of capital notes that the Company has issued and/or will issue on our behalf and/or on behalf of any of us and/or from or on account of loans that were given and/or will be given the Company, including payments of principal, interest, commissions and expenses (all the aforementioned amounts shall be hereinafter referred to as  the "Loans").

Likewise, we obligate ourselves that we, the Corporations Under Our Control, as well as our Family Members, will not demand, will not receive, will not collect, will not expend from the Company (from its profits, from its capital or from any source whatsoever) either directly or indirectly, in any form or manner whatsoever, dividends (as per their definition in the Companies Law 5759-1999 as may be amended from time to time) or interest or management fees or indemnification fees or compensation fees or consultancy fees or amounts of money or monetary equivalents (these amounts shall be hereinafter referred to as "Dividends") and we shall not demand and shall not request from the company an obligation to distribute the aforesaid Dividends.

Likewise we will not transfer to another/others either directly or indirectly, all or any part of our rights, existing and future, to the company for the dividends and/or the loans, without the prior written consent of the Bank.

Likewise it is clarified that there is nothing in the aforesaid and/or below, as long as no event has occurred awarding the Bank the right to put up our obligations towards the Bank for immediate repayment, to prevent the transfer of monies between the Company and the B.O.S. Better Online Solutions Ltd. (hereinafter - "B.O.S.") for the Company's share in the expenses of B.O.S. up to a total amount that will not exceed $175,000 (one hundred an seventy five thousand USD) for a period of six months ending on June 30, 2010, and this exclusively on the basis of expenses detailed in the list attached as Appendix C that constitutes an integral part of this Letter, and this on condition that there is nothing in the aforementioned transfer of funds that constitutes a violation of any other obligation whatsoever of the Company under any document whatsoever that it signs including and without detracting from the generality of the aforesaid, the document of conditions that it signed on ____ in favor of the Bank, and subject to the directives of the Companies Law and the law.

It is hereby clarified that meeting the budget for six months of 2010, as presented to the Bank in Appendix D attached hereto – signed by you, will enable transfer of monies between the Company and B.O.S. on account of the Company's participation in the expenses of B.O.S. up to a total amount that will not exceed $175,000 (one hundred and seventy five thousand USD) for a period of six months ending on December 31, 2010, and this exclusively on the basis of the expenses detailed in the list attached as Appendix C which constitutes an integral part of this Letter. The aforementioned is subject to the monies not constituting a violation of any other obligation whatsoever of the Company under any document that it has executed including without limitation, the covenants document that it signed on ____ in favor of the Bank, and subject to the provisions of the Companies Law and the law.

2.
Without derogating from the aforesaid, in the event that any of us, and/or the Corporations Under Our Control and/or Family Members and/or others as aforesaid, shall receive from the Company any amount whatsoever on account or with relation to the Loans or the Dividends, then we will transfer to the Bank any such amount immediately once it has been received by any of us as aforesaid. The Bank will be entitled to credit, as it sees fit any amount that it should receive as aforesaid, for repayment on account of the amounts that are due and/or will be due to the Bank from the company in any manner whatsoever.

3.	We obligate ourselves to provide you an obligation by the company to act in accordance with our obligations towards you as detailed in this Letter, in the wording enclosed and marked "B".

4.	The Bank's ledgers and accounts will serve as ostensive proof with regards to the Company's liabilities to the Bank.

5.	The aforesaid in this Letter will obligate all the undersigned, even if some of the shareholders in the Company or holders of controlling interests have not signed on it.

Our aforesaid obligations will be in force as long as the Bank receives or will receive from the Company, amounts whatsoever on account of the Loans, credits and/or other banking services, that exist today and/or will exist the future, and/or as long as the various obligations and guarantees of the company towards the Bank or on its behalf will remain in force.

B.O.S Better Online Solutions Ltd. Subordination Letter

[Translated from Hebrew]

Letter of Subordination and Additional Obligations for the Company’s Signature

Date: March 9, 2008

To:

Bank Leumi Le-Israel Ltd.

Whereas periodically, as per our request, if the matter should meet with your approval, you consent to provide or allocate to us, the undersigned corporation (“the company”), credits and/or other banking services, under conditions and in amounts as agreed or will be agreed periodically between us;

And whereas you have received and/or will receive from us various obligations and guarantees towards you or on your behalf;

And whereas as one of the conditions for the aforementioned grant of credits and/or the banking services and for the receipt of the various obligations and guarantees, you have demanded that we sign on this letter and we have assented to this;

We therefore declare and obligate ourselves hereby as follows:

For the purpose of what is stated in this letter the following meanings will be attached to the terms below:

“Corporations under the control of the shareholders” – any company or other corporation that is at the time of the signing of this letter or that in the future will be under the control of any of the shareholders or any of the holders of controlling interests in the Company.

“Subsidiary company”, “control” “family member” “stakeholder” – as per their definition in the Securities Law 5728- 1968 as will be valid from time to time.

“The shares of the company” includes also securities that can be converted into company shares as well as securities that can be realized via shares in the company.

1.
We shall not pay in any form or manner whatsoever, either directly or indirectly, to any of our stockholders or any of the holders of controlling interest among us who obligated themselves towards you as aforesaid, and/or to a family member of any of them and/or to corporations under the control of any of them and/or to another third party who will supplant them or act on their behalf, any amount whatsoever from or on account of the capital notes that the company issued and/or will issue to your benefit and/or from any other loan account that was placed and/or will be placed at our disposal by any of the aforementioned, or in connection with them, including, but without detracting from the generality of the aforesaid, payment of principal, interest, commissions and expenses (all the aforementioned amounts will be termed below “the loans”); all this unless we have received your prior agreement in writing.

Likewise we will not pay and we will not obligate to pay in any form or manner whatsoever either directly or indirectly, from the company (from its profit or its capital or from any source whatsoever) dividends (as defined in the Companies Law 5759-1999 as may be amended from time to time) or interest or management fees or indemnification fees or compensation fees or consultancy fees or amounts of money or monetary equivalents (these amounts will be called below “dividends”) to our shareholders or to the holders of controlling interest among us, irrespective of whether they obligated themselves towards you according to the wording marked “A” and/or they did not obligate towards you in the wording marked “A”, and/or to a family member of any of them, and/or to companies or corporations where one of our shareholders is a stakeholder in them and/or to any third party whatsoever who shall replace any of the aforesaid or act on his behalf.

2.
Should any demand whatsoever be made for any payment whatsoever on account of the amounts of the loans or dividends or with reference to them, on the part of our shareholders and/or on the part of any other party from the aforesaid, we will inform you of this immediately and upon your request we will coordinate with you actions to cancel the demand for payment.

3.
The company obligates itself not to purchase, not to provide financing for the purchase and not to obligate itself to purchase or to provide financing for the purchase of company securities, in any form or manner whatsoever including and without detracting from the generality of the aforesaid by providing guarantees, either directly or indirectly, by the company or by its subsidiary company or by an another corporation under its control, without receiving the prior written consent of the bank.

4.
Purely for the sake of removing doubt, let it be clear that if for any reason whatsoever, we should violate the obligations under this letter, all or some of them, then in addition to any other relief that you will be entitled to under any law or as a result of any other obligation towards you included or that will be included in another document-you will be entitled to call for the immediate payment of all or part of the amounts that are due to you or will be due to you from us, directly and/or indirectly at that time, whether their payment date has arrived by that time or not, and collect them from us with the addition of any amount that in your opinion will suffice to cover the losses and/or the expenses that you will incur as a result of a call for immediate payment as aforesaid.

5.
It is hereby clarified, that the aforementioned will not prevent the Company from making: (a) payments to Cukierman & Co. Investment House Ltd. (“Cukierman”) derived from the agreement dated April 15, 2003, attached hereto and which constitutes a part of this document and/or (b) payments to shareholders or to corporations in their control with respect to commissions due to raising of funds for the Company through debentures or shares, upto a threshold of 10% of the funds raised.

Our aforesaid obligations shall remain in force as long as the bank receives or will receive from the company, any amounts whatsoever on account of the loans, credits and/or other banking services, that exist today or will exist the future, and/or as long as the various obligations and guarantees of the company towards the bank or on its behalf will remain valid.

 B.O.S Better Online Solutions Ltd.